UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 23, 2017
____________________
INSEEGO CORP.
(Exact Name of Registrant as Specified in its Charter)
____________________

Delaware	000-31659	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification number)
9605 Scranton Road, Suite 300
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 812-3400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Credit Agreement
On August 23, 2017, Inseego Corp., a Delaware corporation (the “Company”), and certain of its direct and indirect subsidiaries (the “Guarantors”) entered into a Credit Agreement (the “Credit Agreement”) with Cantor Fitzgerald Securities, as administrative agent and collateral agent (the “Agent”), and certain funds managed by Highbridge Capital Management, LLC, as lenders (the “Lenders”). Pursuant to the Credit Agreement, the Lenders provided the Company with a term loan in the principal amount of $48.0 million (the “Loan”), $36.1 million of which was funded to the Company in cash on the closing date, with an original issue discount of 2.0%, and the remaining $11.9 million of which was funded through the Company’s repurchase and cancellation of approximately $14.9 million of the Company’s 5.50% Convertible Senior Notes due 2022 held by the Lenders pursuant to the terms of the Note Purchase Agreement (as defined below), as described below in further detail.
The Loan has a maturity date of August 23, 2020 (the “Maturity Date”). The Loan is secured by a first priority lien on substantially all of the assets of the Company and the Guarantors, including equity interests in certain of the Company’s direct and indirect subsidiaries, in each case subject to certain customary exceptions and permitted liens. The Credit Agreement includes customary representations and warranties, as well as customary reporting and financial covenants. The Credit Agreement requires that the net cash proceeds from certain dispositions of assets of the Company and its subsidiaries must be used to repay the Loan.
The Company also paid a $361,000 commitment fee in conjunction with the closing of the Loan.
Interest on the Loan will be payable on the last business day of each calendar month and on the Maturity Date. The Loan will initially be a “LIBOR Rate Loan” bearing interest at a rate per annum equal to the London Interbank Offered Rate for Dollar deposits with a term equivalent to the applicable three-month interest period (“LIBOR”), but in no event less than 1.00%, plus 7.625%. If a default occurs, the Lenders may convert the Loan into a “Base Rate Loan,” in which case, the Loan will bear interest at a fluctuating rate of interest per annum equal to 6.625% plus the highest of (a) the Federal Funds Rate plus 0.50%; (b) the rate last quoted by The Wall Street Journal (or another national publication selected by the Agent and approved by Lenders holding a majority of the then outstanding principal amount of the Loan (the “Required Lenders”)) as the U.S. “Prime Rate”; and (c)  LIBOR (but in no event less than 1.00%), plus 1.00%; provided that in no event shall the interest rate applicable to a Base Rate Loan be less than 8.625%.
If any principal amount of the Loan is not paid when due, such amount will incur interest as a LIBOR Rate Loan or as a Base Rate Loan, as applicable, at the applicable default rate. If any other event of default occurs, at the election of the Required Lenders, all outstanding obligations may bear interest at the applicable default rate for a LIBOR Rate Loan or a Base Rate Loan, as applicable. The applicable default rate for the Loan and any other obligations under the Credit Agreement will be (i) if on or prior to the Maturity Date, a rate per annum equal to 5.00% in excess of the interest rate otherwise applicable to the Loan or such other obligation and (ii) if after the Maturity Date, a rate per annum equal to 12.50% in excess of the interest rate otherwise applicable to the Loan or such other obligation. Upon the occurrence and during the continuation of an event of default, which includes, among other things, the failure of the Company or any Guarantor to pay, when due and payable, all or any portion of the obligations under the Credit Agreement, the Lenders may declare such obligations immediately due and payable.
The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2017.

Security and Pledge Agreement
On August 23, 2017, the Company and the Guarantors entered into a Security and Pledge Agreement (the “Security Agreement”) with the Agent, as collateral agent for the Lenders, pursuant to which the Company and the Guarantors pledged substantially all of their assets, including the equity interests of certain of their direct and indirect subsidiaries, as collateral to secure the obligations under the Credit Agreement.
The foregoing description of the Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Security Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2017.
Note Purchase Agreement
On August 23, 2017, the Company and certain of the Lenders entered into a Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which the Company repurchased approximately $14.9 million of its 5.50% Convertible Senior Notes due 2022 held by such Lenders in exchange for (i) $11.9 million deemed to have been loaned to the Company pursuant to the Credit Agreement, (ii) 2,000,000 shares of the Company’s common stock, par value $0.001 (the “Exchange Shares”) and (iii) the accrued and unpaid interest on such notes. The Exchange Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Each Lender has represented to the Company that it qualifies as either a “qualified institutional buyer” or an “accredited investor” (each as defined in rules promulgated under the Securities Act) and that the Exchange Shares are being acquired for their own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.
The foregoing description of the Note Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Note Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2017.

Item 1.02.	Termination of a Material Agreement.
On August 23, 2017, upon entering into the Credit Agreement described above, the Company used a portion of the proceeds to repay all outstanding amounts under that certain Credit Agreement among the Company and Lakestar Semi Inc., a private investment fund managed by Soros Fund Management LLC, dated as of May 8, 2017 (the “Prior Credit Agreement”) and subsequently terminated the Prior Credit Agreement. The Prior Credit Agreement provided for a $20.0 million secured term loan with a maturity date of May 8, 2018. There was no early termination fee in connection with the termination of the Prior Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.
The information set forth under the heading “Note Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety.

Item 8.01.	Other Events.
On August 24, 2017, the Company issued a press release announcing that it had entered into the Credit Agreement, the Security Agreement and the Note Purchase Agreement and had terminated the Prior Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed with this report:

99.1	Press Release, dated August 24, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

By:	/s/ Stephen Smith
Stephen Smith
Executive Vice President and Chief Financial Officer

Date: August 24, 2017